EX-99.906CERT

Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer’s knowledge and belief.

The undersigned officers of Nuveen Investment Funds, Inc. (the “Registrant”) certify that, to the best of each such officer’s knowledge and belief:

1.	The Form N-CSR of the Registrant for the period ended October 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: January 5, 2024

/s/ Justin M. Pfaff
Justin M. Pfaff
Chief Administrative Officer
(principal executive officer)

/s/ E. Scott Wickerham
E. Scott Wickerham
Vice President and Funds Controller
(principal financial officer)